SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-14788 (Commission File Number)	94-6181186 (IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2005, the New York Stock Exchange (“NYSE”) notified Capital Trust, Inc. (the “Company”) that required information regarding the identification of the presiding director for executive sessions of non-management directors was not disclosed in the Company’s proxy statement for the 2005 annual meeting of shareholders (the “Proxy Statement”).

Section 303A.03 of the NYSE Listed Company Manual requires each listed company to disclose in its proxy statement either the name of the director chosen to preside at executive sessions of non-management directors or, if the same individual is not the presiding director at all executive sessions, the procedure by which a presiding director is selected for each executive session.

While the Company’s existing Corporate Governance Guidelines set forth the procedure by which a presiding director is selected for each executive session of non-management directors, a copy of which is and has been available on the Company’s website, a description of this procedure was not included in the Proxy Statement. Section 12 (Presiding Director) of the Company’s Corporate Governance Guidelines provides, “At their discretion, the non-management Directors may elect one Director from among their membership as Presiding Director.” Section 13 (Executive Session) of the Company’s Corporate Governance Guidelines provides, “The Presiding Director, or if one shall not have been designated, the Chairman of the Corporate Governance Committee shall serve as chairman for any executive session of the Board.”

The Company does not believe that its lack of disclosure of the aforementioned item in the Proxy Statement is material.

The NYSE advised the Company that filing this Form 8-K with the required disclosure would satisfy the NYSE requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: October 7, 2005